EXHIBIT 23.1

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Pricewaterhouse Coopers LLP Chartered Accountants 250 Howe Street, Suite 700 Vancouver, British Columbia Canada V6C 3S7 Telephone +1 (604) 806-7000 Facsimile +1 (604) 806-7806

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Eldorado Gold Corporation (“the Company”), of our reports dated February 25, 2003 and February 15, 2002. These reports relate to the financial statements which appear in the annual report of the Company on Form 40-F for the year ended December 31, 2002 and in the Company’s Registration Statement on Form 40-F, filed on October 31, 2002, as amended on December 27, 2002.

(signed) PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, British Columbia
July 1, 2003

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.